Exhibit 99.1
Company Contact
Ryan Hymel, EVP and Chief Financial Officer
(571) 529-6113

Playa Hotels & Resorts N.V. Reports Fourth Quarter and Full Year 2021 Results

Fairfax, VA, February 24, 2022 – Playa Hotels & Resorts N.V. (the “Company”) (NASDAQ: PLYA) today announced results of operations for the three months and year ended December 31, 2021.

Three Months Ended December 31, 2021 Results

▪Net Income was $0.2 million compared to a Net Loss of $73.8 million in 2020.
▪Adjusted Net Loss(1) was $4.5 million compared to an Adjusted Net Loss of $58.4 million in 2020.
▪Owned Resort EBITDA increased 1,267.1% over 2020 to $56.8 million.
▪Adjusted EBITDA increased 436.2% over 2020 to $47.0 million.

Year Ended December 31, 2021 Results

▪Net Loss was $89.7 million compared to a Net Loss of $262.4 million in 2020.
▪Adjusted Net Loss(1) was $78.7 million compared to an Adjusted Net Loss of $194.2 million in 2020.
▪Owned Resort EBITDA increased 867.5% over 2020 to $136.3 million.
▪Adjusted EBITDA increased 568.4% over 2020 to $99.2 million.

(1)Adjusted Net Income/(Loss) excludes special items, which are those items deemed not to be reflective of ongoing operations. See “Definitions of Non-U.S. GAAP Measures and Operating Statistics” for a description of how we compute Adjusted Net Income/(Loss) and other non-GAAP financial figures included in this press release.

“The Playa team once again did an excellent job during the fourth quarter dealing with the operational challenges, on both the staffing and demand front, presented by the increase in COVID-19 cases. Our focus on ADR discipline combined with improving airlift and guest demand led to better than expected margin performance.

While Mexico continued its steady recovery, the standout in the quarter was the sequential improvement in the Dominican Republic driven by the return of our European guests. Jamaica remained subdued due to more stringent COVID-related travel restrictions compared to our other segments but the performance in the Dominican Republic makes me optimistic about the potential recovery in Jamaica when we move beyond the pandemic.

The momentum from the fourth quarter has carried over into the new year with several successive weeks in January setting weekly revenue bookings records. In fact, our revenue and ADR pacing continue to be quite robust and well ahead of 2021 for every quarter of 2022, even as we lap the surge in bookings we saw in 2021."

– Bruce D. Wardinski, Chairman and CEO of Playa Hotels & Resorts

Financial and Operating Results

The following table sets forth information with respect to the operating results of our total portfolio and comparable portfolio for the three months and years ended December 31, 2021 and 2020 ($ in thousands):
Total Portfolio

	Three Months Ended December 31,				Year Ended December 31,
	2021	2020	Change		2021	2020	Change
Occupancy	66.3%	28.6%	37.7	pts	51.6%	26.9%	24.7	pts
Net Package ADR	$325.31	$257.40	26.4%		$309.94	$284.84	8.8%
Net Package RevPAR	$215.66	$73.56	193.2%		$159.88	$76.61	108.7%
Total Net Revenue (1)	$169,685	$63,950	165.3%		$515,797	$262,939	96.2%
Owned Net Revenue (2)	$168,615	$63,704	164.7%		$512,532	$261,765	95.8%
Owned Resort EBITDA (3)	$56,792	$(4,866)	1,267.1%		$136,281	$14,086	867.5%
Owned Resort EBITDA Margin	33.7%	(7.6)%	41.3	pts	26.6%	5.4%	21.2	pts
Other corporate	$10,623	$9,284	14.4%		$39,401	$36,066	9.2%
Management Fee Revenue	$822	$172	377.9%		$2,291	$807	183.9%
Adjusted EBITDA (4)	$46,991	$(13,978)	436.2%		$99,171	$(21,173)	568.4%
Adjusted EBITDA Margin	27.7%	(21.9)%	49.6	pts	19.2%	(8.1)%	27.3	pts
Comparable Portfolio (5)

	Three Months Ended December 31,				Year Ended December 31,
	2021	2020	Change		2021	2020	Change
Occupancy	66.3%	28.8%	37.5	pts	52.7%	26.3%	26.4	pts
Net Package ADR	$325.36	$266.77	22.0%		$310.49	$292.84	6.0%
Net Package RevPAR	$215.69	$76.78	180.9%		$163.53	$76.96	112.5%
Total Net Revenue (1)	$169,704	$61,288	176.9%		$514,621	$236,854	117.3%
Owned Net Revenue (2)	$168,634	$61,042	176.3%		$511,356	$235,680	117.0%
Owned Resort EBITDA (3)	$56,925	$(4,224)	1,447.7%		$137,168	$13,461	919.0%
Owned Resort EBITDA Margin	33.8%	(6.9)%	40.7	pts	26.8%	5.7%	21.1	pts
Other corporate	$10,623	$9,284	14.4%		$39,401	$36,066	9.2%
Management Fee Revenue	$822	$172	377.9%		$2,291	$807	183.9%
Adjusted EBITDA (4)	$47,124	$(13,336)	453.4%		$100,058	$(21,798)	559.0%
Adjusted EBITDA Margin	27.8%	(21.8)%	49.6	pts	19.4%	(9.2)%	28.6	pts

(1)Total Net Revenue represents revenue from the sale of all-inclusive packages, which include room accommodations, food and beverage services and entertainment activities, net of compulsory tips paid to employees, as well as revenue from other goods, services and amenities not included in the all-inclusive package. Government mandated compulsory tips in the Dominican Republic are not included in this adjustment as they are already excluded from revenue in accordance with U.S. GAAP. A description of how we compute Total Net Revenue and a reconciliation of Total Net Revenue to total revenue can be found in the section “Definitions of Non-U.S. GAAP Measures and Operating Statistics” below. Total Net Revenue also includes all Management Fee Revenue.
(2)Owned Net Revenue excludes Management Fee Revenue and MICE (meetings, incentives, conventions and events) income.
(3)A description of how we compute Owned Resort EBITDA and a reconciliation of net income or loss to Owned Resort EBITDA can be found in the section “Definitions of Non-U.S. GAAP Measures and Operating Statistics” below.
(4)A description of how we compute Adjusted EBITDA and a reconciliation of net income or loss to Adjusted EBITDA can be found in the section “Definitions of Non-U.S. GAAP Measures and Operating Statistics” below.
(5)For the three months ended December 31, 2021, the comparable portfolio excludes the following resorts: Capri Resort, which was sold in June 2021, and Dreams Puerto Aventuras, which was sold in February 2021. For the year ended December 31, 2021, the comparable portfolio also excludes the Jewel Dunn's River Beach Resort & Spa and Jewel Runaway Bay Beach Resort & Waterpark, which were sold in May 2020.

Balance Sheet

As of December 31, 2021, the Company held $270.1 million in cash and cash equivalents, excluding $23.5 million of restricted cash. Total interest-bearing debt was $1,145.2 million, comprised of our Senior Secured Term Loan due 2024 and our property loan due 2025. Effective March 29, 2018, we entered into two interest rate swaps to fix LIBOR at 2.85% on $800.0 million of our variable rate Term Loan. As of December 31, 2021, there was no balance outstanding on our $85.0 million Revolving Credit Facility.
Earnings Call

The Company will host a conference call to discuss its fourth quarter and annual results on Friday, February 25, 2022 at 12:00 p.m. (Eastern Standard Time). The conference call can be accessed by dialing (888) 317-6003 for domestic participants and (412) 317-6061 for international participants. The conference ID number is 4707291. Additionally, interested parties may listen to a taped replay of the entire conference call commencing two hours after the call’s completion on Friday, February 25, 2022. This replay will run through Friday, March 04, 2022. The access number for a taped replay of the conference call is (877) 344-7529 or (412) 317-0088 using the following conference ID number: 6193479. There will also be a webcast of the conference call accessible on the Company’s investor relations website at investors.playaresorts.com.
About the Company

Playa is a leading owner, operator and developer of all-inclusive resorts in prime beachfront locations in popular vacation destinations in Mexico and the Caribbean. As of December 31, 2021, Playa owned and/or managed a total portfolio consisting of 22 resorts (8,366 rooms) located in Mexico, Jamaica, and the Dominican Republic. In Mexico, Playa owns and manages Hyatt Zilara Cancún, Hyatt Ziva Cancún, Wyndham Alltra Cancún, Wyndham Alltra Playa del Carmen, Hilton Playa del Carmen All-Inclusive Resort, Hyatt Ziva Puerto Vallarta, and Hyatt Ziva Los Cabos. In Jamaica, Playa owns and manages Hyatt Zilara Rose Hall, Hyatt Ziva Rose Hall, Hilton Rose Hall Resort & Spa, Jewel Grande Montego Bay Resort & Spa and Jewel Paradise Cove Beach Resort & Spa. In the Dominican Republic, Playa owns and manages the Hilton La Romana All-Inclusive Family Resort, the Hilton La Romana All-Inclusive Adult Resort, Hyatt Zilara Cap Cana and Hyatt Ziva Cap Cana. Playa owns two resorts in the Dominican Republic that are managed by a third-party and manages five resorts on behalf of third-party owners. Playa’s strategy is to leverage its globally recognized brand partnerships and proprietary in-house direct booking capabilities to capitalize on the growing popularity of the all-inclusive resort model and reach first-time all-inclusive consumers in a cost effective manner. We believe that this strategy should position us to generate attractive returns for our shareholders, build lasting relationships with our guests, and enhance the lives of our associates and the communities in which we operate.
Forward-Looking Statements

This press release contains ‘‘forward-looking statements,’’ as defined by federal securities laws. Forward-looking statements reflect Playa’s current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” “optimistic,” and the negatives of these words and other similar expressions generally identify forward looking statements. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in Playa’s Annual Report on Form 10-K, filed with the SEC on February 24, 2022, as such factors may be updated from time to time in Playa’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in Playa’s filings with the SEC. Currently, some of the most significant factors that could cause actual outcomes to differ materially from our forward-looking statements are the adverse effects of the current COVID-19 pandemic on our financial condition, liquidity, results of operations and prospects, reductions in service by the airlines that service the locations where we own resorts, the short and longer-term demand for travel, the global economy and the local economies where we own resorts, and the financial markets. The extent to which the COVID-19 pandemic will continue to impact us and consumer behavior will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, continuing resurgences of the virus and its variants, including the Delta and Omicron variants, government actions taken to contain the pandemic or mitigate its impact, the speed, effectiveness and distribution of vaccines (including boosters) and treatment therapies, the rate of public adoption of COVID-19 vaccines and the direct and indirect economic effects of the pandemic and containment measures, including the magnitude of its impact on the supply chain, labor-force availability and consumer discretionary spending, among others. While forward-looking statements reflect Playa’s good faith beliefs, they are not guarantees of future performance. Playa disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to Playa (or to third parties making the forward-looking statements).
Definitions of Non-U.S. GAAP Measures and Operating Statistics

Occupancy
“Occupancy” represents the total number of rooms sold for a period divided by the total number of rooms available during such period. The total number of rooms available excludes any rooms considered “Out of Order” due to renovation or a temporary problem rendering them inadequate for occupancy for an extended period of time. Occupancy is a useful measure of the utilization of a resort’s total available capacity and can be used to gauge demand at a specific resort or group of properties during a given period. Occupancy levels also enable us to optimize Net Package ADR (as defined below) by increasing or decreasing the stated rate for our all-inclusive packages as demand for a resort increases or decreases.

Net Package Average Daily Rate (“Net Package ADR”)
“Net Package ADR” represents total Net Package Revenue for a period divided by the total number of rooms sold during such period. Net Package ADR trends and patterns provide useful information concerning the pricing environment and the nature of the guest base of our portfolio or comparable portfolio, as applicable. Net Package ADR is a commonly used performance measure in the all-inclusive segment of the lodging industry, and is commonly used to assess the stated rates that guests are willing to pay through various distribution channels.

Net Package Revenue per Available Room (“Net Package RevPAR”)
“Net Package RevPAR” is the product of Net Package ADR and the average daily occupancy percentage. Net Package RevPAR does not reflect the impact of non-package revenue. Although Net Package RevPAR does not include this additional revenue, it generally is considered the key performance statistic in the all-inclusive segment of the lodging industry to identify trend information with respect to net room revenue produced by our portfolio or comparable portfolio, as applicable, and to evaluate operating performance on a consolidated basis or a regional basis, as applicable.

Net Package Revenue, Net Non-package Revenue, Owned Net Revenue, Management Fee Revenue, Cost Reimbursements and Total Net Revenue
“Net Package Revenue” is derived from the sale of all-inclusive packages, which include room accommodations, food and beverage services, kids club and entertainment activities, net of compulsory tips paid to employees. Government mandated compulsory tips in the Dominican Republic are not included in this adjustment, as they are already excluded from revenue. Revenue is recognized, net of discounts and rebates, when the rooms are occupied and/or the relevant services have been rendered. Advance deposits received from guests are deferred and included in trade and other payables until the rooms are occupied and/or the relevant services have been rendered, at which point the revenue is recognized.

“Net Non-package Revenue” represents all other revenues earned from the operations of our resorts, other than Net Package Revenue, net of compulsory tips paid to employees. Government mandated compulsory tips in the Dominican Republic are not included in this adjustment, as they are already excluded from revenue. Net Non-package Revenue includes revenue associated with guests' purchases of upgrades, premium services and amenities, such as premium rooms, dining experiences, wines and spirits and spa packages, which are not included in the all-inclusive package. Revenue not included in a guest’s all-inclusive package is recognized when the goods are consumed.

“Owned Net Revenue” represents Net Package Revenue and Net Non-Package Revenue. Owned Net Revenue represents a key indicator to assess the overall performance of our business and analyze trends, such as consumer demand, brand preference and competition. In analyzing our Owned Net Revenues, our management differentiates between Net Package Revenue and Net Non-package Revenue. Guests at our resorts purchase packages at stated rates, which include room accommodations, food and beverage services and entertainment activities, in contrast to other lodging business models, which typically only include the room accommodations in the stated rate. The amenities at all-inclusive resorts typically include a variety of buffet and á la carte restaurants, bars, activities, and shows and entertainment throughout the day.

“Management Fee Revenue” is derived from fees earned for managing resorts owned by third-parties. The fees earned are typically composed of a base fee, which is computed as a percentage of resort revenue, and an incentive fee, which is computed as a percentage of resort profitability. Management Fee Revenue was immaterial to our operations for the three months and years ended December 31, 2021 and 2020, but we expect Management Fee Revenue to be a more relevant indicator to assess the overall performance of our business in the future as we enter into more management contracts.

“Total Net Revenue” represents Net Package Revenue, Net Non-package Revenue and Management Fee Revenue. “Cost Reimbursements” is excluded from Total Net Revenue as it is not considered a key indicator of financial and operating performance. Cost reimbursements is derived from the reimbursement of certain costs incurred by Playa on behalf of resorts managed by Playa and owned by third parties. This revenue is fully offset by reimbursable costs and has no net impact on operating income or net income.

The following table shows a reconciliation of Total Net Revenue, Net Package Revenue, Net Non-Package Revenue, Management Fee Revenue and Total Net Revenue to total revenue for the three months and years ended December 31, 2021 and 2020 ($ in thousands):
Total Portfolio

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net Package Revenue
Comparable Net Package Revenue	$141,364	$49,492	$425,218	$199,821
Non-comparable Net Package Revenue	(19)	1,956	542	21,838
Net Package Revenue	141,345	51,448	425,760	221,659

Net Non-package Revenue
Comparable Net Non-package Revenue	27,518	11,624	87,112	36,226
Non-comparable Net Non-package Revenue	—	706	634	4,247
Net Non-package Revenue	27,518	12,330	87,746	40,473

Management Fee Revenue
Comparable Management Fee Revenue	822	172	2,291	807
Non-comparable Management Fee Revenue	—	—	—	—
Management Fee Revenue	822	172	2,291	807

Total Net Revenue
Comparable Total Net Revenue	169,704	61,288	514,621	236,854
Non-comparable Total Net Revenue	(19)	2,662	1,176	26,085
Total Net Revenue	169,685	63,950	515,797	262,939
Compulsory tips	3,866	2,017	13,036	8,061
Cost Reimbursements	3,252	276	5,806	2,189
Total revenue	$176,803	$66,243	$534,639	$273,189
For the three months ended December 31, 2021, the comparable portfolio excludes the following resorts: Capri Resort, which was sold in June 2021, and Dreams Puerto Aventuras, which was sold in February 2021. For the year ended December 31, 2021, the comparable portfolio also excludes the Jewel Dunn's River Beach Resort & Spa and Jewel Runaway Bay Beach Resort & Waterpark, which were sold in May 2020.

EBITDA, Adjusted EBITDA, Owned Resort EBITDA, Adjusted EBITDA Margin and Owned Resort EBITDA Margin
We define EBITDA, a non-U.S. GAAP financial measure, as net income (loss), determined in accordance with U.S. GAAP, for the period presented, before interest expense, income tax and depreciation and amortization expense. We define Adjusted EBITDA, a non-U.S. GAAP financial measure, as EBITDA further adjusted to exclude the following items:
▪Other expense
▪Pre-opening expense
▪Share-based compensation
▪Other tax expense
▪Transaction expenses
▪Severance expense
▪Gain on property damage insurance proceeds
▪Loss on extinguishment of debt
▪Non-service cost components of net periodic pension cost (benefit)
▪Other items which may include, but are not limited to the following: contract termination fees; gains or losses from legal settlements; repairs from hurricanes and tropical storms; and impairment losses.

We also believe that Adjusted EBITDA is useful to investors for two principal reasons. First, we believe Adjusted EBITDA assists investors in comparing our performance over various reporting periods on a consistent basis by removing from our operating results the impact of items that do not reflect our core operating performance. For example, changes in foreign exchange rates (which are the principal driver of changes in other expense), and expenses related to capital raising, strategic initiatives and other corporate initiatives, such as expansion into new markets (which are the principal drivers of changes in transaction expenses), are not indicative of the operating performance of our resorts. The other adjustments included in our definition of Adjusted EBITDA relate to items that occur infrequently and therefore would obstruct the comparability of our operating results over reporting periods. For example, revenue from insurance policies, other than business interruption insurance policies, is infrequent in nature, and we believe excluding these expense and revenue items permits investors to better evaluate the core operating performance of our resorts over time. We believe Adjusted EBITDA Margin provides our investors a useful measurement of operating profitability for the same reasons we find Adjusted EBITDA useful.
The second principal reason that we believe Adjusted EBITDA is useful to investors is that it is considered a key performance indicator by our board of directors (our “Board”) and management. In addition, the compensation committee of our Board determines the annual variable compensation for certain members of our management based, in part, on consolidated Adjusted EBITDA. We believe that Adjusted EBITDA is useful to investors because it provides investors with information utilized by our Board and management to assess our performance and may (subject to the limitations described below) enable investors to compare the performance of our portfolio to our competitors.
We define Owned Resort EBITDA as Adjusted EBITDA before corporate expenses and Management Fee Revenue. EBITDA, Adjusted EBITDA and Owned Resort EBITDA are not a substitute for net loss or income or any other measure determined in accordance with U.S. GAAP. There are limitations to the utility of non-U.S. GAAP financial measures, such as Adjusted EBITDA. For example, other companies in our industry may define Adjusted EBITDA differently than we do. As a result, it may be difficult to use Adjusted EBITDA or similarly named non-U.S. GAAP financial measures that other companies publish to compare the performance of those companies to our performance. Because of these limitations, EBITDA, Adjusted EBITDA, and Owned Resort EBITDA should not be considered as a measure of the income or loss generated by our business or discretionary cash available for investment in our business, and investors should carefully consider our U.S. GAAP results presented.
“Adjusted EBITDA Margin” represents Adjusted EBITDA as a percentage of Total Net Revenue. “Owned Resort EBITDA Margin” represents Owned Resort EBITDA as a percentage of Owned Net Revenue. We believe these margins provide our investors a useful measurement of operating profitability for the same reasons we find Adjusted EBITDA and Owned Resort EBITDA useful.

Adjusted Net Loss
“Adjusted Net Loss” is a non-GAAP performance measure. We define Adjusted Net Loss as net income (loss) attributable to Playa Hotels & Resorts, determined in accordance with U.S. GAAP, excluding special items which are not reflective of our core operating performance, such as one-time expenses related to debt extinguishment and transaction expenses. We believe Adjusted Net Loss provides meaningful comparisons of ongoing operating results, by removing from net income the impact of items that do not reflect our normalized operations.
Adjusted Net Loss is not a substitute for net income (loss) or any other measure determined in accordance with U.S. GAAP. There are limitations to the utility of non-U.S. GAAP financial measures, such as Adjusted Net Loss. For example, other companies in our industry may define Adjusted Net Loss differently than we do. As a result, it may be difficult to use Adjusted Net Loss or similarly named non-U.S. GAAP financial measures that other companies publish to compare the performance of those companies to our performance. Because of these and other limitations, Adjusted Net Loss should not be considered as a measure of the income or loss generated by our business or discretionary cash available for investment in our business, and investors should carefully consider our U.S. GAAP results presented in this release.

Playa Hotels & Resorts N.V.
Reconciliation of Net Income (Loss) to EBITDA, Adjusted EBITDA and Owned Resort EBITDA
($ in thousands)

The following is a reconciliation of our U.S. GAAP net income (loss) to EBITDA, Adjusted EBITDA and Owned Resort EBITDA for the three months and years ended December 31, 2021 and 2020:

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net income (loss)	$202	$(73,752)	$(89,682)	$(262,370)
Interest expense	15,214	20,098	71,378	81,942
Income tax provision (benefit)	5,640	(2,736)	(7,403)	(10,973)
Depreciation and amortization	20,681	22,693	81,508	92,570
EBITDA	$41,737	$(33,697)	$55,801	$(98,831)
Other expense (a)	724	2,335	1,471	1,164
Share-based compensation	3,264	2,291	13,163	10,158
Transaction expense (b)	393	1,081	1,321	2,497
Severance expense (income) (c)	469	(48)	1,756	3,844
Other tax expense (d)	389	315	617	613
Contract termination fees	—	—	400	—
Impairment loss	—	13,311	24,011	55,619
Repairs from hurricanes and tropical storms (e)	40	1,542	475	1,542
Loss on sale of assets	32	292	676	2,021
Non-service cost components of net periodic pension (cost) benefit (f)	(57)	(1,400)	(520)	200
Adjusted EBITDA	46,991	(13,978)	99,171	(21,173)
Other corporate	10,623	9,284	39,401	36,066
Management Fee Revenue	(822)	(172)	(2,291)	(807)
Owned Resort EBITDA	56,792	(4,866)	136,281	14,086
Less: Non-comparable Owned Resort EBITDA (g)	(133)	(642)	(887)	625
Comparable Owned Resort EBITDA	$56,925	$(4,224)	$137,168	$13,461

(a)    Represents changes in foreign exchange and other miscellaneous expenses or income.
(b)    Represents expenses incurred in connection with corporate initiatives, such as: system implementations; debt refinancing costs; other capital raising efforts; and strategic initiatives, such as the launch of a new resort or possible expansion into new markets.
(c)    Represents expenses incurred for employee terminations.
(d)    Relates primarily to a Dominican Republic asset/revenue tax, which is an alternative tax to income tax in the Dominican Republic. We eliminate this expense from Adjusted EBITDA because it is similar to the income tax provision we eliminate from our calculation of EBITDA.
(e)    Represents expenses incurred that are not covered by insurance claims nor offset by insurance proceeds.
(f)    Represents the non-service cost components of net periodic pension (cost) benefit recorded within other expense (income) in the Consolidated Statement of Operations. We include these (costs) benefits for the purposes of calculating Adjusted EBITDA as they are considered part of our ongoing resort operations.
(g)    For the three months and year ended December 31, 2021, the comparable portfolio excludes the following resorts: Capri Resort, which was sold in June 2021, and Dreams Puerto Aventuras, which was sold in February 2021. For the year ended December 31, 2021, the comparable portfolio also excludes the Jewel Dunn's River Beach Resort & Spa and Jewel Runaway Bay Beach Resort & Waterpark, which were sold in May 2020.

Playa Hotels & Resorts N.V.
Reconciliation of Net Income (Loss) to Adjusted Net Loss
($ in thousands)

The following table reconciles our net income (loss) to Adjusted Net Loss for the three months and years ended December 31, 2021 and 2020:

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net income (loss)	$202	$(73,752)	$(89,682)	$(262,370)
Reconciling items
Transaction expense	393	1,081	1,321	2,497
Change in fair value of interest rate swaps (a)	(5,635)	(1,534)	(12,060)	8,167
Impairment loss	—	13,311	24,011	55,619
Repairs from hurricanes and tropical storms	40	1,542	475	1,542
Severance expense (income)	469	(48)	1,756	3,844
Total reconciling items before tax	(4,733)	14,352	15,503	71,669
Income tax benefit (provision) for reconciling items	60	1,045	(4,522)	(3,543)
Total reconciling items after tax	(4,673)	15,397	10,981	68,126
Adjusted Net Loss	$(4,471)	$(58,355)	$(78,701)	$(194,244)

(a)Represents the change in fair value, excluding interest paid and accrued, of our interest rate swaps recognized as interest expense in our Consolidated Statements of Operations.

The following table presents the impact of Adjusted Net Loss on our net income (loss) available to ordinary shareholders and diluted earnings (loss) per share for the three months and years ended December 31, 2021 and 2020:

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Adjusted Net Loss	$(4,471)	$(58,355)	$(78,701)	$(194,244)

Earnings (loss) per share - Diluted	$—	$(0.55)	$(0.55)	$(1.98)
Total reconciling items impact per diluted share	(0.03)	0.11	0.07	0.52
Adjusted loss per share - Diluted	$(0.03)	$(0.44)	$(0.48)	$(1.46)

Playa Hotels & Resorts N.V.
Consolidated Balance Sheets
($ in thousands, except share data)

	As of December 31,
	2021	2020
ASSETS
Cash and cash equivalents	$270,088	$146,919
Restricted cash	23,489	25,941
Trade and other receivables, net	45,442	25,433
Accounts receivable from related parties	7,981	3,726
Inventories	18,076	13,813
Prepayments and other assets	38,640	47,638
Property and equipment, net	1,584,574	1,727,383
Assets held for sale	—	34,472
Goodwill, net	61,654	61,654
Other intangible assets	7,632	8,556
Deferred tax assets	—	2,130
Total assets	$2,057,576	$2,097,665
LIABILITIES AND SHAREHOLDERS' EQUITY
Trade and other payables	$160,222	$123,410
Payables to related parties	5,050	8,073
Income tax payable	828	348
Debt	944,847	1,251,267
Related party debt	194,472	—
Derivative financial instruments	22,543	46,340
Other liabilities	29,882	29,768
Deferred tax liabilities	68,898	77,637
Total liabilities	1,426,742	1,536,843
Commitments and contingencies
Shareholders' equity
Ordinary shares (par value €0.10; 500,000,000 shares authorized, 166,646,284 shares issued and 164,438,280 shares outstanding as of December 31, 2021, and 136,770,086 shares issued and 134,571,290 shares outstanding as of December 31, 2020)	18,518	14,871
Treasury shares (at cost, 2,208,004 shares as of December 31, 2021 and 2,198,796 shares as of December 31, 2020)	(16,697)	(16,642)
Paid-in capital	1,177,380	1,030,148
Accumulated other comprehensive loss	(18,671)	(30,949)
Accumulated deficit	(529,696)	(436,606)
Total shareholders' equity	630,834	560,822
Total liabilities and shareholders' equity	$2,057,576	$2,097,665

Playa Hotels & Resorts N.V.
Consolidated Statements of Operations
($ in thousands, except share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenue
Package	$144,945	$53,385	$437,950	$229,447
Non-package	27,784	12,410	88,592	40,746
Management fees	822	172	2,291	807
Cost reimbursements	3,252	276	5,806	2,189
Total revenue	176,803	66,243	534,639	273,189
Direct and selling, general and administrative expenses
Direct	96,436	55,875	326,979	209,832
Selling, general and administrative	34,622	27,674	119,895	104,188
Depreciation and amortization	20,681	22,693	81,508	92,570
Reimbursed costs	3,252	276	5,806	2,189
Impairment loss	—	13,311	24,011	55,619
Loss on sale of assets	32	292	676	2,021
Loss (gain) on insurance proceeds	—	177	—	(2,993)
Direct and selling, general and administrative expenses	155,023	120,298	558,875	463,426
Operating income (loss)	21,780	(54,055)	(24,236)	(190,237)
Interest expense	(15,214)	(20,098)	(71,378)	(81,942)
Other expense	(724)	(2,335)	(1,471)	(1,164)
Net income (loss) before tax	5,842	(76,488)	(97,085)	(273,343)
Income tax (provision) benefit	(5,640)	2,736	7,403	10,973
Net income (loss)	$202	$(73,752)	$(89,682)	$(262,370)

Earnings (loss) per share
Basic	$—	$(0.55)	$(0.55)	$(1.98)
Diluted	$—	$(0.55)	$(0.55)	$(1.98)
Weighted average number of shares outstanding during the period - Basic	164,269,082	134,543,132	163,370,410	132,210,205
Weighted average number of shares outstanding during the period - Diluted	166,357,057	134,543,132	163,370,410	132,210,205

Playa Hotels & Resorts N.V.
Consolidated Debt Summary - As of December 31, 2021
($ in millions)

	Maturity			Applicable Rate	LTM Interest (5)
Debt	Date	# of Years	Balance
Revolving credit facility ($68.0 million) (1)	Jan-24	2.1	$—	4.15%	$0.6
Revolving credit facility ($17.0 million) (1)	Apr-22	0.3	—	3.15%	0.1
Term loan (2)	Apr-24	2.3	941.9	5.32%	58.8
Term loan (Additional $93.3 million) (3)	Apr-24	2.3	93.3	9.25%	8.8
Property loan	Jul-25	3.5	110.0	9.25%	10.3
Total debt			$1,145.2	6.00%	$78.6
Unamortized discount			(4.3)
Unamortized debt issuance costs			(7.7)
Total debt			$1,133.2
Less: cash and cash equivalents (4)			(270.1)
Net debt			$863.1

(1)As of December 31, 2021, the total available borrowing capacity under our Revolving Credit Facility was $85.0 million. The interest rate on any outstanding balances of our $68.0 million Revolving Credit Facility is L+400 bps with no LIBOR floor. The interest rate on any outstanding balances of our $17.0 million Revolving Credit Facility is L+300 bps with no LIBOR floor. As of December 31, 2021, the commitment fee on the undrawn balance of our Revolving Credit Facility was 0.5%.
(2)The interest rate on our term loan is L+275 bps with a LIBOR floor of 1.0%. The interest rate on our term loan was 5.32% as of December 31, 2021, which includes the LIBOR rate that was locked in December for the one-month period. Effective March 29, 2018, we entered into two interest rate swaps to mitigate the long-term interest rate risk inherent in our variable rate Term Loan. The interest rate swaps have an aggregate fixed notional value of $800.0 million. The fixed rate paid by us is 2.85% and the variable rate received resets monthly to the one-month LIBOR rate.
(3)Effective June 12, 2020, we entered into $94.0 million of additional senior secured credit facility term loans. On July 27, 2021, we repaid $0.7 million of the principal balance. The remaining $93.3 million is broken into three tranches: $35.0 million term loan at a fixed rate of 11.4777%, $31.0 million term loan at a fixed rate of 11.4777%, and $27.3 million term loan at our option of either a base rate plus a margin of 2.00% or LIBOR plus 3.00% with a LIBOR floor of 1.0%. The weighted average interest rate is 9.25%.
(4)Represents cash balances on hand as of December 31, 2021.
(5)Represents last twelve months interest expense and commitment fee. The impact of amortization of deferred financing costs and discounts, capitalized interest and the change in fair market value of our interest rate swaps is excluded.

Playa Hotels & Resorts N.V.
Reportable Segment Operating Statistics - Three Months Ended December 31, 2021 and 2020

		Occupancy				Net Package ADR			Net Package RevPAR			Owned Net Revenue			Owned Resort EBITDA			Owned Resort EBITDA Margin
Total Portfolio	Rooms	2021	2020	Pts Change		2021	2020	% Change	2021	2020	% Change	2021	2020	% Change	2021	2020	% Change	2021	2020	Pts Change
Yucatán Peninsula	2,126	68.4%	39.0%	29.4	pts	$372.61	$252.01	47.9%	$254.96	$98.26	159.5%	$59,032	$29,940	97.2%	$21,824	$2,672	716.8%	37.0%	8.9%	28.1	pts
Pacific Coast	926	65.9%	39.9%	26.0	pts	395.04	266.09	48.5%	260.33	106.21	145.1%	25,694	11,211	129.2%	9,784	555	1,662.9%	38.1%	5.0%	33.1	pts
Dominican Republic	2,644	69.0%	14.8%	54.2	pts	260.83	276.27	(5.6)%	180.08	40.88	340.5%	52,211	11,838	341.0%	17,282	(3,306)	622.7%	33.1%	(27.9)%	61.0	pts
Jamaica	1,428	58.3%	25.8%	32.5	pts	332.96	245.01	35.9%	194.05	63.11	207.5%	31,678	10,715	195.6%	7,902	(4,787)	265.1%	24.9%	(44.7)%	69.6	pts
Total Portfolio	7,124	66.3%	28.6%	37.7	pts	$325.31	$257.40	26.4%	$215.66	$73.56	193.2%	$168,615	$63,704	164.7%	$56,792	$(4,866)	1,267.1%	33.7%	(7.6)%	41.3	pts

		Occupancy				Net Package ADR			Net Package RevPAR			Owned Net Revenue			Owned Resort EBITDA			Owned Resort EBITDA Margin
Comparable Portfolio (1)	Rooms	2021	2020	Pts Change		2021	2020	% Change	2021	2020	% Change	2021	2020	% Change	2021	2020	% Change	2021	2020	Pts Change
Yucatán Peninsula	2,126	68.4%	42.6%	25.8	pts	$372.75	$271.95	37.1%	$255.06	$115.81	120.2%	$59,051	$27,278	116.5%	$21,957	$3,314	562.6%	37.2%	12.1%	25.1	pts
Pacific Coast	926	65.9%	39.9%	26.0	pts	395.04	266.09	48.5%	260.33	106.21	145.1%	25,694	11,211	129.2%	9,784	555	1,662.9%	38.1%	5.0%	33.1	pts
Dominican Republic	2,644	69.0%	14.8%	54.2	pts	260.83	276.27	(5.6)%	180.08	40.88	340.5%	52,211	11,838	341.0%	17,282	(3,306)	622.7%	33.1%	(27.9)%	61.0	pts
Jamaica	1,428	58.3%	25.8%	32.5	pts	332.96	245.01	35.9%	194.05	63.11	207.5%	31,678	10,715	195.6%	7,902	(4,787)	265.1%	24.9%	(44.7)%	69.6	pts
Total Comparable Portfolio	7,124	66.3%	28.8%	37.5	pts	$325.36	$266.77	22.0%	$215.69	$76.78	180.9%	$168,634	$61,042	176.3%	$56,925	$(4,224)	1,447.7%	33.8%	(6.9)%	40.7	pts

Highlights
All of our segments benefited from the resumption of operations this year as compared to the fourth quarter of 2020, during which period we experienced severely reduced occupancy as a result of the COVID-19 pandemic.

Yucatán Peninsula
•Comparable Owned Net Revenue for the three months ended December 31, 2021 increased $31.8 million, or 116.5%, compared to the three months ended December 31, 2020, primarily as a result of pent-up customer demand following COVID-19 related travel restrictions and vaccine availability, and our strategic decision to focus on pricing discipline to coincide with investments in guest satisfaction at our resorts. Other contributing factors:
•a $14.32 favorable Comparable Net Package ADR impact as a result of a change in billing methodology of an online travel agency (“OTA”), which requires Playa to present this revenue gross of commissions under U.S. GAAP; and
•a $8.45 favorable Comparable Net Package ADR impact driven by a favorable $1.1 million value-added tax (“VAT”) adjustment to Comparable Owned Net Revenue following OECD guidelines for Transfer Pricing for Multinational Enterprises as a result of the economic impact of the COVID-19 pandemic.
Excluding the aforementioned adjustments, Comparable Net Package ADR would have been $349.98 for the three months ended December 31, 2021.
Compared to 2019, our Comparable Net Package ADR for the three months ended December 31, 2021 increased by $112.05, or 43.0%. Excluding the aforementioned adjustments, the increase would have been $89.28, or 34.2%.
•Comparable Owned Resort EBITDA for the three months ended December 31, 2021 increased $18.6 million or 562.6% over the prior year. Compared to 2019, and excluding the aforementioned adjustments, Comparable Owned Resort EBITDA increased $7.6 million and Comparable Owned Resort EBITDA Margin increased 8.0 ppts, driven by a recovery in Occupancy and the increase in Comparable Net Package ADR during the three months ended December 31, 2021.

Pacific Coast
•Owned Net Revenue for the three months ended December 31, 2021, increased $14.5 million, or 129.2%, compared to the three months ended December 31, 2020, primarily as a result of pent-up customer demand following COVID-19 related travel restrictions and vaccine availability, and our strategic decision to focus on pricing discipline to coincide with investments in guest satisfaction at our resorts. Other contributing factors:
•a $16.58 favorable Net Package ADR impact as a result of a change in billing methodology of an OTA, which requires Playa to present this revenue gross of commissions under U.S. GAAP; and
•a $2.76 favorable Net Package ADR impact driven by a favorable $0.2 million VAT adjustment to Owned Net Revenue following OECD guidelines for Transfer Pricing for Multinational Enterprises as a result of the economic impact of the COVID-19 pandemic.
Excluding the aforementioned adjustments, Net Package ADR would have been $375.70 for the three months ended December 31, 2021.
Compared to 2019, our Net Package ADR for the three months ended December 31, 2021 increased by $132.67, or 50.6%. Excluding the aforementioned adjustments, the increase would have been $113.33, or 43.2%.
•Owned Resort EBITDA for the three months ended December 31, 2021 increased $9.2 million or 1,662.9% over the prior year. Compared to 2019, and excluding the aforementioned adjustments, Owned Resort EBITDA increased $3.5 million and Owned Resort EBITDA Margin increased 8.5 ppts, driven by a recovery in Occupancy and the increase in Net Package ADR during the three months ended December 31, 2021.

Dominican Republic
•Owned Net Revenue for the three months ended December 31, 2021 increased $40.4 million, or 341.0%, compared to the three months ended December 31, 2020. The increase was a result of the ongoing recovery in our business and because several of our resorts in this region were not open for the entirety of the fourth quarter of 2020 as a result of the COVID-19 pandemic.
Compared to 2019, our Net Package ADR for the three months ended December 31, 2021 increased by $88.56, or 51.4%. This increase was driven by pent-up customer demand following COVID-19 related travel restrictions and vaccine availability, the opening of Hyatt Ziva and Hyatt Zilara Cap Cana in the fourth quarter of 2019, as well as the renovation of the Hilton La Romana All-Inclusive Resort and our strategic decision to focus on pricing discipline to coincide with investments in guest satisfaction at our resorts.
•Owned Resort EBITDA for the three months ended December 31, 2021 increased $20.6 million, or 622.7%, over the prior year. Compared to 2019, Owned Resort EBITDA increased $18.0 million and Owned Resort EBITDA Margin increased 36.5 ppts, driven by a recovery in Occupancy, the increase in Net Package ADR during the three months ended December 31, 2021, the opening of Hyatt Ziva and Hyatt Zilara Cap Cana in the fourth quarter of 2019, and the renovation of the Hilton La Romana All-Inclusive Resort.

Jamaica
•Owned Net Revenue for the three months ended December 31, 2021 increased $21.0 million, or 195.6%, compared to the three months ended December 31, 2020.
Compared to 2019, which included the Jewel Dunn’s River Beach Resort & Spa and Jewel Runaway Bay Beach Resort & Waterpark, our Comparable Net Package ADR for the three months ended December 31, 2021 increased $77.65, or 30.4%.
•Owned Resort EBITDA for the three months ended December 31, 2021 increased $12.7 million, or 265.1%, over the prior year. Compared to 2019, Comparable Owned Resort EBITDA increased $0.5 million and Comparable Owned Resort EBITDA Margin increased 6.8 ppts, driven by a recovery in Occupancy and the increase in Comparable Net Package ADR during the three months ended December 31, 2021.

(1)For the three months ended December 31, 2021, the comparable portfolio excludes the following resorts: Capri Resort, which was sold in June 2021, and Dreams Puerto Aventuras, which was sold in February 2021.

Playa Hotels & Resorts N.V.
Reportable Segment Operating Statistics - Years Ended December 31, 2021 and 2020

		Occupancy				Net Package ADR			Net Package RevPAR			Owned Net Revenue			Owned Resort EBITDA			Owned Resort EBITDA Margin
Total Portfolio	Rooms	2021	2020	Pts Change		2021	2020	% Change	2021	2020	% Change	2021	2020	% Change	2021	2020	% Change	2021	2020	Pts Change
Yucatán Peninsula	2,298	56.0%	33.2%	22.8	pts	$335.48	$283.15	18.5%	$187.92	$93.94	100.0%	$188,911	$109,629	72.3%	$59,538	$17,783	234.8%	31.5%	16.2%	15.3	pts
Pacific Coast	926	53.7%	25.8%	27.9	pts	362.28	315.24	14.9%	194.53	81.38	139.0%	76,811	33,065	132.3%	23,776	4,281	455.4%	31.0%	12.9%	18.1	pts
Dominican Republic	2,644	49.0%	18.7%	30.3	pts	262.86	237.34	10.8%	128.73	44.46	189.5%	149,774	49,898	200.2%	38,141	(6,694)	669.8%	25.5%	(13.4)%	38.9	pts
Jamaica	1,428	47.9%	30.1%	17.8	pts	312.97	320.30	(2.3)%	149.93	96.36	55.6%	97,036	69,173	40.3%	14,826	(1,284)	1,254.7%	15.3%	(1.9)%	17.2	pts
Total Portfolio	7,296	51.6%	26.9%	24.7	pts	$309.94	$284.84	8.8%	$159.88	$76.61	108.7%	$512,532	$261,765	95.8%	$136,281	$14,086	867.5%	26.6%	5.4%	21.2	pts

		Occupancy				Net Package ADR			Net Package RevPAR			Owned Net Revenue			Owned Resort EBITDA			Owned Resort EBITDA Margin
Comparable Portfolio (1)	Rooms	2021	2020	Pts Change		2021	2020	% Change	2021	2020	% Change	2021	2020	% Change	2021	2020	% Change	2021	2020	Pts Change
Yucatán Peninsula	2,126	60.0%	34.5%	25.5	pts	$337.15	$302.39	11.5%	$202.35	$104.22	94.2%	$187,746	$94,410	98.9%	60,914	18,608	227.4%	32.4%	19.7%	12.7	pts
Pacific Coast	926	53.7%	25.8%	27.9	pts	362.28	315.24	14.9%	194.53	81.38	139.0%	76,811	33,065	132.3%	23,776	4,281	455.4%	31.0%	12.9%	18.1	pts
Dominican Republic	2,644	49.0%	18.7%	30.3	pts	262.86	237.34	10.8%	128.73	44.46	189.5%	149,774	49,898	200.2%	38,141	(6,694)	669.8%	25.5%	(13.4)%	38.9	pts
Jamaica	1,428	47.9%	28.2%	19.7	pts	313.25	329.62	(5.0)%	150.06	93.00	61.4%	97,025	58,307	66.4%	14,337	(2,734)	624.4%	14.8%	(4.7)%	19.5	pts
Total Comparable Portfolio	7,124	52.7%	26.3%	26.4	pts	$310.49	$292.84	6.0%	$163.53	$76.96	112.5%	$511,356	$235,680	117.0%	$137,168	$13,461	919.0%	26.8%	5.7%	21.1	pts

Highlights
All of our segments benefited from our resorts being open for the entirety of 2021 as compared to the year ended December 31, 2020, during which time we closed all of our resorts for the second quarter and experienced severely reduced occupancy during the third and fourth quarters as a result of the COVID-19 pandemic.

Yucatán Peninsula
•Comparable Owned Net Revenue for the year ended December 31, 2021 increased $93.3 million, or 98.9%, compared to the year ended December 31, 2020, primarily as a result of pent-up customer demand following COVID-19 related travel restrictions and vaccine availability, and our strategic decision to focus on pricing discipline to coincide with investments in guest satisfaction at our resorts. Other contributing factors:
•a $10.15 favorable Comparable Net Package ADR impact as a result of a change in billing methodology of an OTA, which requires Playa to present this revenue gross of commissions under U.S. GAAP; and
•a $2.43 favorable Comparable Net Package ADR impact driven by a favorable $1.1 million VAT adjustment to Comparable Owned Net Revenue following OECD guidelines for Transfer Pricing for Multinational Enterprises as a result of the economic impact of the COVID-19 pandemic.
Excluding the aforementioned adjustments, Comparable Net Package ADR would have been $324.57 for the year ended December 31, 2021.
Compared to 2019, Comparable Net Package ADR for the year ended December 31, 2021 increased by $60.61, or 21.9%. Excluding the aforementioned adjustments, the increase would have been $48.03, or 17.4%.
•Comparable Owned Resort EBITDA for the year ended December 31, 2021 increased $42.3 million or 227.4% over the prior year.

Pacific Coast
•Owned Net Revenue for the year ended December 31, 2021 increased $43.7 million, or 132.3%, compared to the year ended December 31, 2020, primarily as a result of pent-up customer demand following COVID-19 related travel restrictions and vaccine availability, and our strategic decision to focus on pricing discipline to coincide with investments in guest satisfaction at our resorts. Other contributing factors:
•a $11.44 favorable Net Package ADR impact as a result of a change in billing methodology of an OTA, which requires Playa to present this revenue gross of commissions under U.S. GAAP; and
•a $0.85 favorable Net Package ADR impact driven by a favorable $0.2 million VAT adjustment to Owned Net Revenue following OECD guidelines for Transfer Pricing for Multinational Enterprises as a result of the economic impact of the COVID-19 pandemic.
Excluding the aforementioned adjustments, Net Package ADR would have been $349.99 for the year ended December 31, 2021.
Compared to 2019, Net Package ADR for the year ended December 31, 2021 increased by $77.29, or 27.1%. Excluding the aforementioned adjustments, the increase would have been $65.00, or 22.8%.
•Comparable Owned Resort EBITDA for the year ended December 31, 2021 increased $19.5 million or 455.4% over the prior year.

Dominican Republic
•Owned Net Revenue for the year ended December 31, 2021 increased $99.9 million, or 200.2%, compared to the year ended December 31, 2020.
Compared to 2019, Net Package ADR for the year ended December 31, 2021 increased by $72.22, or 37.9%. This increase was driven by the ongoing recovery from the COVID-19 pandemic, the opening of Hyatt Ziva and Hyatt Zilara Cap Cana in the fourth quarter of 2019, the renovation of the Hilton La Romana All-Inclusive Resort, and our strategic decision to focus on pricing discipline to coincide with investments in guest satisfaction at our resorts.
•Comparable Owned Resort EBITDA for the year ended December 31, 2021 increased $44.8 million, or 669.8%, over the prior year.

Jamaica
•Comparable Owned Net Revenue for the year ended December 31, 2021 increased $38.7 million, or 66.4%, compared to the year ended December 31, 2020.
Compared to 2019, Comparable Net Package ADR for the year ended December 31, 2021 decreased by $3.32, or 1.0%. This decrease is due more stringent COVID-19 related travel restrictions in Jamaica compared to the other regions where we operate.
•Comparable Owned Resort EBITDA for the year ended December 31, 2021 increased $17.1 million, or 624.4%, over the prior year.

(1)For the year ended December 31, 2021 the comparable portfolio excludes the following resorts: Capri Resort, which was sold in June 2021, and Dreams Puerto Aventuras, which was sold in February 2021, Jewel Dunn's River Beach Resort & Spa and Jewel Runaway Bay Beach Resort & Waterpark, which were sold in May 2020.

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